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EXHIBIT 99.1

                 MIV THERAPEUTICS, INC. COMPLETES SHARE EXCHANGE

MIV Therapeutics Inc. (MIVT:OTCBB & MIV.BE) announced today the closing and completion of the Offer of Share Exchange to Shareholders of M-I Vascular Innovations, Inc.

Under the terms of the Share Exchange, the Company made an offer to 75 shareholders to exchange, on a one for one basis, 7,275,857 common shares of M-I Vascular Innovations for shares in the Company. 67 shareholders representing 4,083,458 common shares tendered their documents pursuant to the Offer of Exchange.

MIV Therapeutics, Inc. has now fulfilled its obligations under the terms of the Share Exchange Agreement between the Company and M-I Vascular Innovations, Inc. dated April 25, 2001, and filed as an Exhibit to the Company's current report on Form 8-K, dated May 30, 2001.

ABOUT MIV THERAPEUTICS, INC.

MIV Therapeutics is in late stage development of its Hydroxyapatite (HAp) biocompatible coating for stents. MIVT's unique proprietary coating has two formulations:

    1) An ultra fine biocompatible coating to provide uniform coverage of metal stents. This technology provides a barrier and protects the artery from exposure to the metal. (Metal stents are known to cause a reaction in the arteries, which can lead to restenosis or re-blockage of the artery.)

    2) A porous multi-layer biocompatible coating to provide drug elution capability for stent delivery systems.

The stent industry is expected to experience vertical growth due to coating and therapeutics technologies. MIVT is well positioned with its unique HAp biocompatible coating to benefit from this opportunity. Dr. Tom Troczynski, Vice President of Coatings for MIVT and Professor of Ceramics at the University of British Columbia (UBC), is a world expert in ceramic coatings and is responsible for the discovery of this unique stent coating. In February, Dr. Troczynski received an NSERC collaborative research grant for the development of the drug-eluting stent coating. MIVT has exclusive worldwide rights to these technologies covered under three patents filed by the University of British Columbia.

MIV Therapeutics Inc. recently announced the achievement of a significant milestone in successfully passing a thrombogenicity trial independently conducted by Toxikon Corp. in Bedford, MA. Dr. Chin Tay, Toxikon's Director of Toxicology stated "MIVT's HAp coated stents performed well with minimal to no significant thrombosis, thus successfully meeting the scientific and regulatory requirement." (See news release dated May 28, 2003.) MIVT believes its coating technologies are revolutionary and have the potential to become the coating of choice for the industry. MIVT's manufacturing facility maintains a comprehensive QA (Quality Assurance) system which meets the guidelines of ISO 9001 (1994) and ISO 13485 (1996) requirements, complies with applicable FDA guidelines and applicable GMP requirements and is capable of private label manufacturing and outsourcing.

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ABOUT THE UNIVERSITY OF BRITISH COLUMBIA

UBC, located in the Pacific Rim gateway of Vancouver, Canada, is a leader among North American universities in technology licensing and commercialization, and generates more U.S. patent applications than any other Canadian public institution. For more information, please contact the University Industry Liaison Office at (604) 822-6016, or on the Web at www.uilo.ubc.ca



For further information:
Dan Byrne
Investor Relations
dbyrne@mivtherapeutics.com
(888) 998-8886

For product inquiries and business opportunities:
Arc Rajtar
VP Operations (MIVI Technologies, Inc.)
arajtar@mivi.ca
(604) 301-9545 ext 22

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE INDICATED BY WORDS OR PHRASES SUCH AS "WILL," "MAY," "FEEL," "PREDICTED," "PROJECTED," "BELIEVE," "POTENTIAL," "PROMISING," "DEVELOP," "EXPECTED," "UNIQUE," "SUGGESTS" AND SIMILAR WORDS AND PHRASES. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN FORWARD- LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. PLEASE SEE THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING, WITHOUT LIMITATION, THE COMPANY'S RECENT FORM 10-K AND FORM 10-QS, WHICH IDENTIFY SPECIFIC FACTORS THAT MAY CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.